Filed Pursuant to Rule 424(b)(3)
Registration No. 333-155800

July 2012 Performance Update

The Frontier Fund Supplement Dated July 31, 2012 to Prospectus Dated April 30, 2012.

The Frontier Fund Class 1 Original

T H E   F RO N T I E R   F U N D ’ S   G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

July performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 1 Original	July 31, 2012 MTD	July 31, 2012 YTD	NAV /Unit
Balanced Series-1	3.61%	2.07%	$127.08
Tiverton/Graham/Transtrend Series-1	5.26%	-0.20%	$90.83
Currency Series-1	5.53%	-2.86%	$68.46
Winton/Graham Series-1	10.67%	1.50%	$106.30
Winton Series-1	4.85%	-2.14%	$138.11

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

* The above table sets forth the actual performance for the Class and Series as of July 31, 2012. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(6,074,381.52)
Unrealized trading gain (loss)	15,152,945.16
Less: Commissions	(260,296.05)
Less: Trading Fee paid to Managing Owner	(111,064.11)
Interest income	0.07

Total Income	8,707,203.55
EXPENSES
Broker service fees	443,899.52
Incentive fees	2,164,148.24
Management fees	156,076.02

Total Expenses	2,764,123.78

Net Income (Loss)	$5,943,079.77

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	1,343,699.98500	$164,804,192.72	$122.65
Current month additions	318.81130	40,723.41
Current month redemptions	(13,615.94630)	(1,724,778.44)
Net income (loss) for current month		5,943,079.77	4.43

Net asset value, end of current month	1,330,402.85000	$169,063,217.46	$127.08

	Monthly rate of return		3.61%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                     /s/     S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - BALANCED SERIES - 1

THE FRONTIER FUND TIVERTON/GRAHAM/TRANSTREND SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$193,690.46
Unrealized trading gain (loss)	1,598,290.63
Less: Commissions	(13,455.99)
Less: Trading Fee paid to Managing Owner	(19,502.38)
Interest income	18,823.67

Total Income	1,777,846.39
EXPENSES
Broker service fees	77,981.10
Incentive fees	92,538.00
Management fees	99,270.13

Total Expenses	269,789.23

Net Income (Loss)	$1,508,057.16

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	335,044.61340	$28,912,334.46	$86.29
Current month additions	29.78668	2,683.44
Current month redemptions	(7,458.35258)	(664,968.27)
Net income (loss) for current month		1,508,057.16	4.54

Net asset value, end of current month	327,616.04750	$29,758,106.79	$90.83

	Monthly rate of return		5.26%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                     /s/     S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - TIVERTON/GRAHAM/TRANSTREND SERIES - 1

THE FRONTIER FUND CURRENCY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$0.06
Unrealized trading gain (loss)	198,482.94
Less: Commissions	0.00
Less: Trading Fee paid to Managing Owner	(2,308.32)
Interest income	(0.08)

Total Income	196,174.60
EXPENSES
Broker service fees	9,233.60
Incentive fees	0.00
Management fees	0.00

Total Expenses	9,233.60

Net Income (Loss)	$186,941.00

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	51,952.55434	$3,370,220.47	$64.87
Current month additions	56.92890	3,911.49
Current month redemptions	(1,828.74164)	(125,680.69)
Net income (loss) for current month		186,941.00	3.59

Net asset value, end of current month	50,180.74160	$3,435,392.27	$68.46

	Monthly rate of return		5.53%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                     /s/     S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - CURRENCY SERIES - 1

THE FRONTIER FUND WINTON/GRAHAM SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$135,836.98
Unrealized trading gain (loss)	2,107,790.76
Less: Commissions	(6,970.95)
Less: Trading Fee paid to Managing Owner	(13,893.34)
Interest income	7,939.20

Total Income	2,230,702.65
EXPENSES
Broker service fees	55,564.17
Incentive fees	0.00
Management fees	78,024.69

Total Expenses	133,588.86

Net Income (Loss)	$2,097,113.79

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	205,420.10790	$19,729,726.41	$96.05
Current month additions	46.91577	4,909.72
Current month redemptions	(4,363.05657)	(455,335.65)
Net income (loss) for current month		2,097,113.79	10.25

Net asset value, end of current month	201,103.96710	$21,376,414.27	$106.30

	Monthly rate of return		10.67%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                     /s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - WINTON/GRAHAM SERIES - 1

THE FRONTIER FUND WINTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(54,202.49)
Unrealized trading gain (loss)	1,869,783.36
Less: Commissions	(2,575.81)
Less: Trading Fee paid to Managing Owner	(23,206.65)
Interest income	31,508.43

Total Income	1,821,306.84
EXPENSES
Broker service fees	92,821.27
Incentive fees	0.00
Management fees	70,711.37

Total Expenses	163,532.64

Net Income (Loss)	$1,657,774.20

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	259,472.90760	$34,178,149.82	$131.72
Current month additions	120.07093	16,490.38
Current month redemptions	(2,019.74903)	(277,966.42)
Net income (loss) for current month		1,657,774.20	6.39

Net asset value, end of current month	257,573.22950	$35,574,447.98	$138.11

	Monthly rate of return		4.85%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                     /s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - WINTON SERIES - 1

THE FRONTIER FUND BALANCED SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(8,352,927.58)
Unrealized trading gain (loss)	20,844,432.31
Less: Commissions	(357,965.54)
Less: Trading Fee paid to Managing Owner	(153,117.66)
Interest income	6,928.43

Total Income	11,987,349.96
EXPENSES
Trading fees	5,632.07
Broker service fees	444,277.36
Incentive fees	2,979,502.12
Management fees	214,664.79

Total Expenses	3,644,076.34

Net Income (Loss)	$8,343,273.62

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	1,756,028.89098	$227,555,513.57	$129.59
Current month additions	2,288.30603	305,183.06
Current month redemptions	(22,112.64217)	(2,952,181.21)
Net income (loss) for current month		8,343,273.62	4.76

Net asset value, end of current month	1,736,204.55484	$233,251,789.04	$134.35

	Monthly rate of return		3.67%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                       /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - BALANCED SERIES

THE FRONTIER FUND TIVERTON/GRAHAM/TRANSTREND SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$153,778.91
Unrealized trading gain (loss)	1,902,491.43
Less: Commissions	(15,676.08)
Less: Trading Fee paid to Managing Owner	(22,185.03)
Interest income	23,047.79

Total Income	2,041,457.02
EXPENSES
Trading fees	0.00
Broker service fees	77,981.10
Incentive fees	105,214.84
Management fees	115,279.68

Total Expenses	298,475.62

Net Income (Loss)	$1,742,981.40

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	371,465.58760	$32,810,978.66	$88.33
Current month additions	29.78668	2,683.44
Current month redemptions	(7,559.89817)	(676,575.37)
Net income (loss) for current month		1,742,981.40	4.76

Net asset value, end of current month	363,935.47611	$33,880,068.13	$93.09

	Monthly rate of return		5.39%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                       /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - TIVERTON/GRAHAM/TRANSTREND SERIES

THE FRONTIER FUND CURRENCY SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$0.07
Unrealized trading gain (loss)	202,028.83
Less: Commissions	0.00
Less: Trading Fee paid to Managing Owner	(2,350.33)
Interest income	(0.12)

Total Income	199,678.45
EXPENSES
Trading fees	0.00
Broker service fees	9,233.60
Incentive fees	0.00
Management fees	0.00

Total Expenses	9,233.60

Net Income (Loss)	$190,444.85

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	52,694.94771	$3,431,001.46	$65.11
Current month additions	56.92890	3,911.49
Current month redemptions	(1,828.74164)	(125,680.69)
Net income (loss) for current month		190,444.85	3.61

Net asset value, end of current month	50,923.13497	$3,499,677.11	$68.72

	Monthly rate of return		5.55%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                       /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - CURRENCY SERIES

THE FRONTIER FUND WINTON/GRAHAM SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$166,574.76
Unrealized trading gain (loss)	2,596,045.53
Less: Commissions	(8,582.55)
Less: Trading Fee paid to Managing Owner	(17,134.68)
Interest income	9,706.99

Total Income	2,746,610.05
EXPENSES
Trading fees	0.00
Broker service fees	55,564.17
Incentive fees	0.00
Management fees	96,066.71

Total Expenses	151,630.88

Net Income (Loss)	$2,594,979.17

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	243,445.12606	$24,322,397.48	$99.91
Current month additions	46.91577	4,909.72
Current month redemptions	(4,729.49350)	(503,312.65)
Net income (loss) for current month		2,594,979.17	10.74

Net asset value, end of current month	238,762.54833	$26,418,973.72	$110.65

	Monthly rate of return		10.75%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                       /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - WINTON/GRAHAM SERIES

THE FRONTIER FUND WINTON SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(71,143.57)
Unrealized trading gain (loss)	2,444,409.11
Less: Commissions	(3,364.62)
Less: Trading Fee paid to Managing Owner	(30,371.84)
Interest income	40,982.96

Total Income	2,380,512.04
EXPENSES
Trading fees	0.00
Broker service fees	92,821.27
Incentive fees	0.00
Management fees	92,356.49

Total Expenses	185,177.76

Net Income (Loss)	$2,195,334.28

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	327,138.09399	$44,809,415.63	$136.97
Current month additions	120.07093	16,490.38
Current month redemptions	(3,000.89524)	(437,030.99)
Net income (loss) for current month		2,195,334.28	6.69

Net asset value, end of current month	324,257.26968	$46,584,209.30	$143.66

	Monthly rate of return		4.88%

* Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                       /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - WINTON SERIES